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                                                                     EXHIBIT 8.1

                                                            859-8278
                                                        (FAX: 212-859-8588)

November 20, 1995

The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland 21044-3456

Rouse Capital
c/o The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland 21044-3456

Ladies and Gentlemen:

          We have acted as your special tax counsel in connection with your Registration Statement on Form S-3, and any related registration statement that may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (collectively, the "Registration Statement"), filed with the Securities and Exchange Commission, with respect to the public offering of __% Cumulative Quarterly Income Preferred Securities thereunder (the "Preferred Securities").

          We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements in the section of the Registration Statement captioned "Certain United States Federal Income Tax Considerations," to the
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The Rouse Company
Rouse Capital                       -2-                        November 20, 1995

extent that such statements constitute statements of law, reflect our opinion, as of the date hereof, with respect to the matters set forth therein regarding federal income tax consequences of the purchase, ownership, and disposition of the Preferred Securities. No opinion is expressed on matters other than those specifically referred to herein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

          The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person.

                                    Very truly yours,

                       FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                       By:    /s/ Robert Cassanos
                            ---------------------------------

                                          Robert Cassanos